UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 20, 2003

OSI SYSTEMS, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

CALIFORNIA	000-23125	330238801
(STATE OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

12525 CHADRON AVENUE
HAWTHORNE, CA 90250
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(310) 978-0516
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Item 9.    Regulation FD Disclosure (Information Furnished in this Item 9 is Furnished under Item 12).

Pursuant to Securities and Exchange Commission Release No. 33-8126, the following information, that is required to be furnished under Item 12, “Results of Operations and Financial Condition,” is instead being furnished under Item 9, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On August 20, 2003, OSI Systems, Inc. (the “Company”) issued a news release on the subject of annual consolidated earnings as set forth below.

FINAL

For Further Information

OSI Systems, Inc.

12525 Chadron Avenue

Hawthorne, CA 90250

(310) 349-2245

Contact: Sanjay Sabnani

OSI Systems Announces Record Annual Revenue, Income from Operations, and Earnings per Share For Fiscal 2003

•	Q4 Revenues of $50.9 Million and EPS of $0.35

•	Company Exceeds Previously Provided Fiscal Year Revenue Guidance of $175 Million and Maintains Q1 Revenue Guidance for Fiscal 2004

Hawthorne, CA, August 20, 2003 — OSI Systems, Inc. (Nasdaq: OSIS), today announced its revenues and earnings for the fourth quarter and fiscal year ended June 30, 2003.

The Company reported revenues of $50.9 million for the fourth quarter of fiscal 2003, an increase of 43% from $35.6 million reported for the fourth quarter of fiscal 2002. Income from operations for the fourth quarter of fiscal 2003 grew 45% to $5.9 million from $4.1 million for the fourth quarter of 2002. Net income for the fourth quarter of fiscal 2003 grew 78% to $5.2 million compared to $2.9 million for the year ago fourth quarter. Diluted earnings per share for the fourth quarter of fiscal 2003 were $0.35 compared to $0.22 for the fourth quarter of fiscal 2002, an increase of 59%. Included in the diluted earnings per share for the fourth quarter of 2003 was a pre-tax gain of $1.8 million or $0.08 per share (after-tax) on the sale of marketable securities and a pre-tax charge of $407,000 or $0.02 per share (after-tax) for the impairment of an equity investment.

Revenues for the year ended June 30, 2003 were $182.6 million, compared to revenues of $124.2 million for fiscal 2002, an increase of 47%. Income from operations for fiscal 2003 grew 123% to $22 million compared to $9.8 million last year. Net income for fiscal 2003 grew 128% to $15.8 million from $6.9 million in fiscal 2002. Diluted earnings per share for fiscal 2003 were $1.09 compared to $0.60 for fiscal 2002, an increase of

82%. Included in the diluted earnings per share for fiscal 2003 was a pre-tax gain of $1.8 million or $0.09 per share (after-tax) on the sale of marketable securities, a pre-tax charge of $1.4 million or $0.07 per share (after-tax) for the impairment of an equity investment and a pre-tax charge for the write off of deferred acquisition costs of $608,000 or $0.03 per share (after-tax).

Deepak Chopra, Chairman and CEO of OSI Systems, Inc., stated, “2003 was a very successful year for OSI Systems in a challenging environment. We were able to maintain the strong growth momentum in our core x-ray systems business and to meet our ambitious targets for this year. This was the result of the strong performance of our security group as well as our success in penetrating new geographic markets while expanding our customer base in the United States. At the same time we entered the large cargo inspection market as a leading player, among a field of global competitors.

“We remain focused on executing our business plan this year and continue to take steps to streamline our operations as we set the stage for future growth,” continued Chopra. “Our optoelectronics and medical businesses have been affected by the general economic slowdown. However we feel that they stand to benefit as soon as capital spending trends upwards. The flexible nature of our manufacturing and engineering capabilities allows us to rapidly deploy resources to where the business opportunities are.” Ajay Mehra, President of OSI Systems Security Group said, “Of great significance to our business going forward, is the fact that we successfully delivered a variety of large cargo systems to customers all over the world. In the U.S. we rapidly developed a family of gamma ray imaging systems. One of these has been ordered by a Federal agency and represents our entry into the U.S. market place. Recently, we announced the completion of a $10 million x-ray large cargo inspection site in Hong Kong. This is the world’s most modern, high throughput inspection facility. To Malaysia we delivered several mobile x-ray systems and for South Korea we delivered multiple 9 MeV relocatable systems. Also, in the U.S, we are working under contract to the federal government, to deliver the world’s first PFNA large cargo scanning system to be deployed at the U.S. Mexico border in El Paso. We are now the only security company to possess x-ray, gamma, and neutron analysis based technologies for security and defense systems.”

Previously, the Company had provided guidance for the six month period comprising fourth quarter fiscal 2003 and first quarter fiscal 2004 revenues at $91 million to $93 million in revenues. Based upon fourth quarter of fiscal 2003 results, the Company holds guidance for 2004 fiscal first quarter ending September 30, 2003 revenues at $40 million to $42 million. Additionally, the Company has provided fiscal 2004 revenue guidance of $180 million to $185 million.

OSI Systems, Inc. will webcast the live earnings call over the Internet at 2:30 p.m. PT, today. To listen, please log on www.companyboardroom.com and follow the link that will be posted on the front page. A replay of the webcast will be available shortly after the presentation and will be archived on www.companyboardroom.com.

A telephonic replay of the call will also be available from 4:30 pm Pacific Time on August 20 until 4:30 pm Pacific Time on August 22. The replay may be accessed by calling 800-633-8284 and entering the conference call identification number 21158049.

About OSI Systems Inc.

OSI Systems Inc. is a diversified global developer, manufacturer and seller of optoelectronic-based components and systems. The company has more than 30 years of optoelectronics experience, and through its family of subsidiaries, competes in four specific growth areas: OEM Manufacturing, Security, Medical and Fiber Optics. For more information on OSI Systems Inc. or any of its subsidiary companies, visit www.osi-systems.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: The statements contained in this release that are not historical facts are forward-looking statements that are subject to risks and uncertainties including those risks detailed in the company’s Securities and Exchange Commission filings that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. In addition to the factors discussed in the filings with the Securities and Exchange Commission, among the other factors that could cause actual results to differ materially are the following: adverse changes in the business conditions and the general economy; competitive factors, such as rival companies’ pricing and marketing efforts; availability of third-party material products at reasonable prices; the financial condition of the customer; risks of obsolescence due to shifts in market demand; and litigation involving product liabilities and consumer issues; and a change in the demand for security systems based upon the ever changing domestic and international political climate.

# # #

(financial data to follow)

OSI Systems Inc., and Subsidiaries

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three months ended June 30,		Year ended June 30,
	2003	2002	2003	2002
Revenues	$50,924	$35,597	$182,644	$124,230
Cost of goods sold	34,502	23,566	122,661	85,908

Gross profit	16,422	12,031	59,983	38,322
Operating expenses:
Selling, general and administrative	8,096	6,262	29,160	21,647
Research and development	2,403	1,572	8,865	6,434
Goodwill amortization		99		402

Total operating expenses	10,499	7,933	38,025	28,483

Income from operations	5,923	4,098	21,958	9,839
Interest income, net	(202)	(212)	(786)	(161)
Impairment of equity investment	407		1,433
Write-off of deferred acquisition costs			608
Gain on sale of marketable securities	(1,767)		(1,767)

Income before provision for income taxes and minority interest	7,485	4,310	22,470	10,000
Provision for income taxes	2,189	1,365	6,521	3,000

Income before minority interest in net income of subsidiary	5,296	2,945	15,949	7,000
Minority interest	71	14	156	79

Net income	$5,225	$2,931	$15,793	$6,921

Net income available to common shareholders	$5,225	$2,931	$15,793	$6,921

Diluted earnings per share	0.35	0.22	1.09	0.60
Weighted average shares outstanding assuming dilution	14,921,328	13,442,906	14,525,679	11,478,371

Condensed Consolidated Balance Sheets (in thousands)
		June 30, 2003		June 30, 2002
Cash and cash equivalents		$94,246		$67,604
Investments		3,973		539
Accounts receivable, net of allowance for doubtful accounts		36,901		38,812
Inventory		42,415		36,512
Other current assets		9,477		6,662

Total current assets		187,012		150,129
Non current assets		42,526		25,229

Total		$229,538		$175,358

Current portion of long-term debt		$2,625		$2,625
Other current liabilities		42,471		31,873

Total current liabilities		45,096		34,498
Long-term debt		1,798		4,463
Other long term liabilities		2,010		584
Minority interest		235		79
Shareholders’ equity		180,399		135,734

Total		$229,538		$175,358

On August 20, 2003, the Company held an earnings conference call on the subject of fourth quarter and year end results for fiscal 2003. Below is a portion of the transcript of the conference call that contains information not provided in the Company’s press release of August 20, 2003.

Revenues from our Security segment for the fourth quarter of fiscal 2003 were $34.9 million or 68 percent of total revenues. Revenues from our Optoelectronics and Medical Imaging segment for the quarter was $16 million or 32 percent of total revenues.

Revenues from the Security segment for the year were $120.8 million or 66 percent of total revenues. Revenues from Optoelectronics and Medical Imaging segment for the year were $61.8 million or 34 percent of total revenues.

In the Security segment, revenue grew 62 percent, to $34.9 million in this quarter from $21.5 million from last years fourth quarter. Revenue for the year grew 65 percent, to $120.8 million from $73.4 million for last year. Included in the Security revenues for the quarter are large cargo revenues of $14.8 million and $30.8 million for fiscal 2003. Ancore revenues are part of large cargo. In the Opto and Medical Imaging segment, revenues grew 14 percent to $16 million this quarter from $14.1 million for the fourth quarter of last year. For the year, Opto and Medical Imaging revenues grew 22 percent to $61.8 million from $50.8 million for the last year. The Opto side of our business include CentroVision’s revenues, which was acquired in July 2002. Without CentroVision’s acquisition, revenue for the quarter and year would have increased by eight percent and 15 percent respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.

Date: August 22, 2003	By:	/s/ VICTOR SZE
Victor Sze Secretary and General Counsel